                                              AMERICAN SKANDIA TRUST
                                              SUB-ADVISORY AGREEMENT
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THIS AGREEMENT is between American Skandia Investment  Services,  Incorporated and Prudential  Investments LLC (the
"Investment Manager") and Goldman Sachs Asset Management, L. P. (the "Sub-Adviser").

                                                W I T N E S S E T H
                                                - - - - - - - - - -

WHEREAS,  American Skandia Trust (the "Trust") is a Massachusetts  business trust organized with one or more series of shares and is registered  as an open-end  management  investment  company  under the  Investment  Company Act of
1940, as amended (the "ICA"); and

WHEREAS,  the Investment  Manager and the Sub-Adviser each is an investment adviser registered under the Investment
Advisers Act of 1940, as amended (the "Advisers Act"); and

WHEREAS,  the Board of  Trustees  of the Trust (the  "Trustees")  have  engaged  the  Investment  Manager to act as investment manager for the AST Goldman Sachs Mid-Cap Growth Portfolio (the  "Portfolio"),  one series of the Trust, under the terms of a management agreement, dated May 1, 2003, with the Trust (the "Management Agreement"); and

WHEREAS,  the Investment Manager,  acting pursuant to the Management  Agreement,  wishes to engage the Sub-Adviser, and the  Trustees  have  approved  the  engagement  of the  Sub-Adviser,  to  provide  investment  advice and other investment services set forth below.

NOW, THEREFORE, the Investment Manager and the Sub-Adviser agree as follows:

1.       Investment  Services.  The  Sub-Adviser  will formulate and implement a continuous and prudent  investment
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program for the Portfolio  conforming to the investment  objective,  investment  policies and  restrictions  of the
Portfolio as set forth in the  Prospectus  and Statement of Additional  Information  of the Trust as in effect from time to time (together,  the "Registration  Statement"),  the Agreement and Declaration of Trust and By-laws of the
Trust, any investment  guidelines and procedures  adopted by the Trustees,  or other  instructions  received by the
Sub-Adviser  in writing from the Investment  Manager from time to time.  Any amendments to the foregoing  documents will not be deemed  effective  with  respect  to the  Sub-Adviser  until the  Sub-Adviser's  receipt  thereof.  The appropriate  officers and employees of the  Sub-Adviser  will be available to consult with the Investment  Manager, the Trust and  Trustees at  reasonable  times and upon  reasonable  notice  concerning  the  business of the Trust, including  valuations of securities  which are not registered for public sale, not traded on any securities  market or otherwise may be deemed  illiquid for purposes of the ICA;  provided it is understood  that the  Sub-Adviser  is
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not responsible for daily pricing of the Portfolio's assets.

         Subject  to the  supervision  and  control  of the  Investment  Manager,  which in turn is  subject to the supervision  and control of the  Trustees,  the  Sub-Adviser  will in its  discretion  and subject to its fiduciary obligation  determine which issuers and securities  will be purchased,  held, sold or exchanged by the Portfolio or otherwise  represented in the Portfolio's  investment portfolio from time to time and, subject to the provisions of paragraph 3 of this  Agreement,  place  orders with and give  instructions  to brokers,  dealers and others for all such  transactions  and cause such  transactions  to be  executed.  At any time,  upon  request  by the  Investment
Manager,  the  Sub-Adviser  will provide to the Investment  Manager a complete list of the current  holdings of the
Portfolio.  The Sub-Adviser may delegate certain of its investment advisory and other  responsibilities  and duties hereunder to one or more  sub-sub-advisers;  subject to: (i) the prior written approval of the Investment  Manager,
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(ii) the execution of a written  sub-advisory  agreement  between the Sub-Adviser  and its delegate,  and (iii) the approval  of such  agreement  by the  Trustees;  provided  however  that the  Sub-Adviser  may rely upon any of its advisory  affiliates in connection with portfolio  decisions and management without the approvals described in this paragraph.  Under the terms of such sub-advisory  agreement,  the Sub-Adviser shall remain responsible for ensuring that the  investment  program of the  Portfolio is  maintained.  Custody of the  Portfolio  will be maintained by a custodian  bank (the  "Custodian")  and the  Investment  Manager will  authorize  the Custodian to honor orders and instructions  by employees of the Sub-Adviser  designated by the  Sub-Adviser to settle  transactions in respect of the Portfolio.  No assets may be withdrawn from the Portfolio  other than for settlement of  transactions on behalf of the Portfolio  except upon the written  authorization  of appropriate  officers of the Trust who shall have been certified as such by proper authorities of the Trust prior to the withdrawal.

         The  Sub-Adviser  (or its designated  agent) will be responsible  for voting proxies  solicited by or with respect to the issuers of  securities  in which assets of the  Portfolio  may be  invested.  In voting such proxies for the Portfolio the  Sub-Adviser  shall do so in a manner that is in the best interests of the Portfolio and that is consistent with the Sub-Adviser's own written proxy voting guidelines or policies.

         In addition,  upon reasonable  request from the Investment  Manager the  Sub-Adviser  (through a qualified person) will consult with the pricing  committee of the  Investment  Manager or the Trust in valuing  securities of the Portfolio as may be required  from time to time,  including,  upon request to the  Investment  Manager,  making available information of which the Sub-Adviser has knowledge related to the securities being valued.

         The  Sub-Adviser  will not be responsible for the provision of  administrative,  bookkeeping or accounting services to the Portfolio  except as specifically  provided  herein,  as required by the ICA or the Advisers Act or as may be necessary for the  Sub-Adviser  to supply to the  Investment  Manager,  the Portfolio or the  Portfolio's
shareholders  the  information  required to be  provided  by the  Sub-Adviser  hereunder.  Any  records  maintained hereunder shall be the property of the Portfolio and surrendered promptly upon request.

         In  furnishing  the  services  under this  Agreement,  the  Sub-Adviser  will comply with and use its best efforts  to  enable  the Fund to  conform  to the  requirements  of:  (i) the ICA and the  regulations  promulgated thereunder;  (ii) Subchapters L and M, to the extent  applicable,  (including,  respectively,  the  diversification requirements  of Section  817(h) and the  qualification  requirements  for a  Regulated  Investment  Company  under
Sections 851(b)(1),  (2) and (3)) of the Internal Revenue Code and the regulations  promulgated  thereunder;  (iii)
other  applicable  provisions of state or federal  securities  law; (iv) the Agreement and Declaration of Trust and
By-laws  of the  Trust;  (v)  policies,  procedures  and  determinations  of the Trust and the  Investment  Manager provided to the Sub-Adviser in writing;  provided that with respect to procedures governing  transactions involving affiliates (such as those adopted pursuant to ICA Rules 17a-7,  17e-1 and 10f-3,  such procedures will identify any affiliate of the Investment  Manager and the Trust other than affiliates of the  Sub-Adviser;  (vi) the fundamental and  non-fundamental  investment  policies  and  restrictions  applicable  to  the  Portfolio,  as  set  out in the
Registration  Statement  in  effect,  or as such  investment  policies  and  restrictions  from time to time may be amended by the Portfolio's  shareholders or the Trustees and communicated to the Sub-Adviser in writing;  (vii) the
Registration  Statement;  and (viii)  investment  guidelines  or other  instructions  received in writing  from the
Investment  Manager including  procedures adopted by the Trustees,  or other instructions  received in writing from the Investment  Manager.  In connection with (ii) above, the Sub-Adviser  shall: (1) notify the Investment  Manager immediately  if it has a  reasonable  belief  of an  impending  failure  to  comply  with  the  diversification  or qualification  requirements,  and (2) in the event of any failure to comply  with  Section  817(h) of the  Internal
Revenue Code at the end of any calendar  quarter,  the Sub-Adviser will take all necessary steps as directed by the
Investment  Manager  to  adequately   diversify  the  Portfolio  within  the  period  under  Treas.  Reg.  1.817-5.
Notwithstanding  the  foregoing,   the  Sub-Adviser  shall  have  no  responsibility  to  monitor  compliance  with limitations  or  restrictions  for which  information  from the  Investment  Manager  or its  authorized  agents is required  to enable the  Sub-Adviser  to monitor  compliance  with such  limitations  or  restrictions  unless such information  is  provided  to the  Sub-adviser  in  writing.  The  Sub-Adviser  shall  supervise  and  monitor  the activities  of its  representatives,  personnel  and  agents  in  connection  with the  investment  program  of the
Portfolio.

         Nothing in this  Agreement  shall be implied  to  prevent  the  Investment  Manager  from  engaging  other sub-advisers  to provide  investment  advice and other  services to the Portfolio or to series or portfolios of the
Trust for which the  Sub-Adviser  does not  provide  such  services,  or to prevent  the  Investment  Manager  from providing  such services  itself in relation to the Portfolio or such other series or portfolios.  The  Sub-Advisor and the  Investment  Manager  understand  and agree that if the  Investment  Manager  manages  the  Portfolio  in a
"manager-of-managers"  style,  the  Investment  Manager will,  among other  things,  (i)  continually  evaluate the performance  of  the  Sub-Advisor  through  quantitative  and  qualitative  analysis  and  consultations  with  the
Sub-Advisor,  (ii)  periodically make  recommendations  to the Trust's Board as to whether the contract with one or more sub-advisors  should be renewed,  modified or terminated,  and (iii) periodically  report to the Trust's Board regarding the results of its evaluation and monitoring  functions.  The  Sub-Advisor  recognizes  that its services may be terminated or modified pursuant to this process.

         The  Sub-Advisor  acknowledges  that the  Investment  Manager and the Trust intend to rely on Rules 17a-10 and 10f-3 under the ICA, to the extent  applicable,  and the  Sub-Advisor  hereby  agrees that it shall not consult with any other  Sub-Advisor  to the  Portfolio  or the Trust with respect to  transactions  in  securities  for the
Portfolio's  portfolio or any other  transactions of Portfolio assets.  The Sub-Advisor  further  acknowledges that it shall not consult with any other  sub-advisor of the Portfolio that is a principal  underwriter or an affiliated person of a principal  underwriter with respect to transactions in securities for the Portfolio's  portfolio or any other  transactions of Portfolio assets,  and that its investment  advisory  responsibilities  as set forth in this
Agreement  are limited to such  discrete  portion of the  Portfolio's  portfolio as  determined  by the  Investment
Manager.

         The  Sub-Adviser  shall be responsible  for the  preparation and filing of Schedules 13D and 13G, and Form
13F  reflecting  the  Portfolio's  securities  holdings,  as  well  as  preparing  and  filing  with  any  non-U.S.
jurisdiction  any such  similar  information  required  to be filed by the  Portfolio  reflecting  the  Portfolio's securities  holdings.  The Sub-Adviser  shall not be responsible for the preparation or filing of any other reports required of the Portfolio by any governmental or regulatory agency, except as expressly agreed to in writing.

2.       Investment Advisory  Facilities.  The Sub-Adviser,  at its expense,  will furnish all necessary investment
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facilities, including salaries of personnel, required for it to execute its duties hereunder.

3.       Execution of Portfolio  Transactions.  In connection  with the investment and  reinvestment  of the assets
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of the Portfolio,  the Sub-Adviser is responsible for the selection of  broker-dealers to execute purchase and sale transactions for the Portfolio in conformity with the policy  regarding  brokerage as set forth in the Registration
Statement,  or as the Trustees may determine from time to time, as well as the negotiation of brokerage  commission
rates  with  such  executing  broker-dealers.   Generally,  the  Sub-Adviser's  primary  consideration  in  placing
Portfolio  investment  transactions  with  broker-dealers  for  execution  will  be to  obtain,  and  maintain  the availability of, best execution at the best available price.

         Consistent  with this  policy,  the  Sub-Adviser,  in  selecting  broker-dealers  and Futures  Commissions
Merchants ("FCMs") and negotiating  brokerage  commission rates, will take all relevant factors into consideration, including,  but not limited to: the best price  available;  the best method of execution  available,  including the overall cost of execution;  the reliability,  integrity and financial  condition of the  broker-dealer or financial intermediary  used; the size of and difficulty in executing the order;  and the value of the expected  contribution of the  broker-dealer  to the  investment  performance  of the  Portfolio  on a continuing  basis.  Subject to such policies and procedures as the Trustees may determine,  the Sub-Adviser  shall have discretion to effect investment transactions  for the  Portfolio  through  broker-dealers  and  FCMs(including,  to the  extent  permissible  under applicable  law,  broker-dealers  affiliated  with the  Sub-Adviser)  qualified  to obtain best  execution  of such transactions who provide brokerage and/or research  services,  as such services are defined in section 28(e) of the
Securities  Exchange  Act of 1934,  as  amended  (the  "1934  Act"),  and to cause  the  Portfolio  to pay any such broker-dealers  an amount of commission  for effecting a portfolio  investment  transaction in excess of the amount of  commission  another  broker-dealer  would have  charged for  effecting  that  transaction,  if the  Sub-Adviser determines  in good faith that such amount of  commission  is  reasonable in relation to the value of the brokerage or  research  services  provided  by such  broker-dealer,  viewed in terms of  either  that  particular  investment transaction or the Sub-Adviser's  overall  responsibilities  with respect to the Portfolio and other accounts as to which the  Sub-Adviser  exercises  investment  discretion (as such term is defined in section  3(a)(35) of the 1934
Act).  Allocation of orders placed by the  Sub-Adviser  on behalf of the Portfolio to such  broker-dealers  as well as brokerage and/or research  services shall be in such amounts and proportions as the Sub-Adviser  shall determine in good  faith  in  conformity  with its  responsibilities  under  applicable  laws,  rules  and  regulations.  The
Sub-Adviser will submit reports on such allocations,  brokerage  services,  and research services to the Investment
Manager  regularly  as  requested  by the  Investment  Manager,  in such form as may be  mutually  agreed to by the parties  hereto,  indicating the  broker-dealers  or others to whom such  allocations  have been made and from whom such brokerage and/or research has been received and the basis therefor.

         Subject to the  foregoing  provisions of this  paragraph 3, the  Sub-Adviser  may also  consider  sales of shares of the Portfolio,  or may consider or follow  recommendations of the Investment Manager that take such sales into account,  as factors in the selection of  broker-dealers  to effect the Portfolio's  investment  transactions.
Notwithstanding  the above,  nothing shall require the Sub-Adviser to use a broker-dealer,  which provides research services, or to use a particular broker-dealer that the Investment Manager has recommended.

4.       Reports by the Sub-Adviser.  The Sub-Adviser shall furnish the Investment  Manager monthly,  quarterly and
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annual  reports,   as  may  reasonably  be  requested  by  the  Investment  Manager  concerning  the  transactions, performance,  and  compliance  of the  Portfolio  so that the  Investment  Manager  may  review  and  evaluate  the management of the Portfolio.  The  Sub-Adviser  shall permit the books and records  maintained  with respect to the
Portfolio  to be inspected  and audited by the Trust,  the  Investment  Manager or their  respective  agents at all reasonable times during normal business hours upon reasonable  notice.  The Sub-Adviser  shall  immediately  notify both the  Investment  Manager and the Trust of any legal process  served upon it in connection  with its activities hereunder,  including any legal process  served upon it on behalf of the Investment  Manager,  the Portfolio or the
Trust.  The  Sub-Adviser  shall  promptly  notify  the  Investment  Manager of (1) any  changes in any  information regarding the  Sub-Adviser  or the  investment  program for the  Portfolio  required to be disclosed in the Trust's
Registration  Statement,  or (2) any  violation  of any  requirement,  provision,  policy or  restriction  that the
Sub-advisor is required to comply with under Section 1 of this Agreement.

5.       Compensation  of the  Sub-Adviser.  The amount of the  compensation  to the  Sub-Adviser is computed at an
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annual rate.  The fee shall be payable  monthly in arrears,  based on the average daily net assets of the Portfolio for each month, at the annual rate set forth in Exhibit A to this Agreement.

         In computing the fee to be paid to the  Sub-Adviser,  the net asset value of the Portfolio shall be valued as set forth in the Registration  Statement.  If this Agreement is terminated,  the payment  described herein shall be prorated to the date of termination.

         The  Investment  Manager and the  Sub-Adviser  shall not be  considered as partners or  participants  in a joint  venture.  The  Sub-Adviser  will pay its own  expenses  for the  services  to be  provided  pursuant to this
Agreement  and will not be obligated to pay any expenses of the  Investment  Manager,  the  Portfolio or the Trust.
Except as otherwise  specifically  provided herein, the Investment Manager, the Portfolio and the Trust will not be obligated to pay any expenses of the Sub-Adviser.

6.       Delivery of Documents to the  Sub-Adviser.  The  Investment  Manager has  furnished the  Sub-Adviser  with
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true, correct and complete copies of each of the following documents:

         (a)      The Agreement and Declaration of Trust of the Trust, as in effect on the date hereof;

         (b)      The By-laws of the Trust, as in effect on the date hereof;

         (c)      The  resolutions  of the  Trustees  approving  the  engagement  of the  Sub-Adviser  as portfolio manager of the Portfolio and approving the form of this Agreement;

         (d)      The  resolutions of the Trustees  selecting the Investment  Manager as investment  manager to the
                  Portfolio and approving the form of the Management Agreement;

         (e)      The Management Agreement;

         (f)      The Code of Ethics of the Trust and of the Investment Manager, as in effect on the date hereof;

(g)      A list of companies the  securities  of which are not to be bought or sold for the Portfolio  ("Restricted
              Securities"); and

(h)      Procedures adopted by the Trustees ("Board Adopted Procedures").

         The Investment  Manager will furnish the Sub-Adviser from time to time with copies,  properly certified or otherwise  authenticated,  of all  amendments  of or  supplements  to the  foregoing,  if any.  Such  amendments or supplements  as to items (a) through (f) above will be provided  within 30 days of the time such  materials  become available  to the  Investment  Manager.  Such  amendments  or  supplements  as to item  (g) and (h)  above  will be provided not later than the end of the business day next following the date such  amendments or supplements  become known to the Investment  Manager.  Any  amendments or  supplements  to the foregoing  will not be deemed  effective with respect to the  Sub-Adviser  until the  Sub-Adviser's  receipt  thereof.  The Investment  Manager will provide such additional  information as the  Sub-Adviser  may reasonably  request in connection with the performance of its duties hereunder.

7.       Delivery of Documents to the Investment  Manager.  The  Sub-Adviser  has furnished the Investment  Manager
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with true, correct and complete copies of each of the following documents:

         (a)      The  Sub-Adviser's  Form ADV as filed with the Securities and Exchange  Commission as of the date hereof, including the Sub-Adviser's most recent Form ADV Part II;

         (b)      The Sub-Adviser's most recent audited balance sheet;

         (c)      Separate lists of persons who the  Sub-Adviser  wishes to have  authorized to give written and/or oral instructions to Custodians of Trust assets for the Portfolio;

(d)      The Code of Ethics of the Sub-Adviser, as in effect on the date hereof;

(e)      The Sub-Adviser's proxy voting policy or guidelines

         The Sub-Adviser will furnish the Investment  Manager from time to time with copies,  properly certified or otherwise  authenticated,  of all  amendments  of or  supplements  to the  foregoing,  if any.  Such  amendments or supplements will be provided within 30 days of the time such materials  become  available to the  Sub-Adviser.  Any amendments or  supplements to the foregoing  will not be deemed  effective  with respect to the Investment  Manager until the  Investment  Manager's  receipt  thereof.  The  Sub-Adviser  will provide  additional  information as the
Investment  Manager may reasonably  request in connection  with the  Sub-Adviser's  performance of its duties under this Agreement.

8.       Confidential  Treatment.  The parties hereto  understand that any information or  recommendation  supplied
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by the  Sub-Adviser  in  connection  with  the  performance  of its  obligations  hereunder  is to be  regarded  as confidential  and for use only by the  Investment  Manager,  the Trust or such persons the  Investment  Manager may designate in connection  with the  Portfolio.  The parties also  understand  that any  information  supplied to the
Sub-Adviser in connection  with the  performance of its obligations  hereunder,  particularly,  but not limited to, any list of securities  which may not be bought or sold for the Portfolio,  is to be regarded as  confidential  and for use only by the Sub-Adviser in connection with its obligation to provide  investment  advice and other services to the Portfolio.

9.       Representations  of the Parties.  Each party hereto hereby  further  represents  and warrants to the other
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that:  (i) it is  registered  as an  investment  adviser under the Advisers Act and is registered or licensed as an investment  adviser under the laws of all  jurisdictions in which its activities  require it to be so registered or licensed;  (ii) it will use its reasonable best efforts to maintain each such  registration or license in effect at all  times  during  the term of this  Agreement;  (iii) it will  promptly  notify  the  other if it ceases to be so registered,  if its registration is suspended for any reason,  or if it is notified by any regulatory  organization or court of  competent  jurisdiction  that it should show cause why its  registration  should not be  suspended  or terminated; and (iv) it is duly authorized to enter into this Agreement and to perform its obligations hereunder.

         The  Sub-Adviser  further  represents and warrants to the Investment  Manager that it believes to the best of its  knowledge  the  information  provided in items (a) and (b) of  paragraph 7 are, in all  material  respects, complete and not misleading.

         The Investment  Manager  further  represents and warrants to the  Sub-Adviser  that (i) the appointment of the  Sub-Adviser by the Investment  Manager has been duly authorized and (ii) it has acted and will continue to act in  connection  with the  transactions  contemplated  hereby,  and the  transactions  contemplated  hereby  are, in conformity with the ICA, the Trust's governing documents and other applicable law.

10.      Liability.  In  the  absence  of  willful  misfeasance,   bad  faith,  negligence  or  disregard  for  its
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obligations  hereunder,  the  Sub-Adviser  shall  not be  liable  to the  Trust,  the  Portfolio,  the  Portfolio's shareholders  or the Investment  Manager for any act or omission  resulting in any loss suffered by the Trust,  the
Portfolio,  the Portfolio's  shareholders  or the Investment  Manager in connection with any service to be provided herein.  The Federal laws impose  responsibilities  under certain  circumstances  on persons who act in good faith, and  therefore,  nothing  herein shall in any way  constitute a waiver or limitation of any rights which the Trust, the Portfolio or the Investment Manager may have under applicable law.

11.      Other  Activities of the  Sub-Adviser.  The Investment  Manager agrees that the Sub-Adviser and any of its
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partners or  employees,  and persons  affiliated  with the  Sub-Adviser  or with any such partner or employee,  may render  investment  management or advisory  services to other investors and  institutions,  and that such investors and  institutions  may own,  purchase or sell,  securities  or other  interests  in property  that are the same as, similar to, or  different  from those which are  selected  for  purchase,  holding or sale for the  Portfolio.  The
Investment  Manager further  acknowledges  that the  Sub-Adviser  shall be in all respects free to take action with respect  to  investments  in  securities  or other  interests  in  property  that are the same as,  similar  to, or different  from  those  selected  for  purchase,  holding  or  sale  for  the  Portfolio.  The  Investment  Manager understands that the Sub-Adviser shall not favor or disfavor any of the  Sub-Adviser's  clients or class of clients in the  allocation  of  investment  opportunities,  so that to the extent  practical,  such  opportunities  will be allocated  among the  Sub-Adviser's  clients over a period of time on a fair and equitable  basis.  Nothing in this
Agreement  shall impose upon the  Sub-Adviser  any obligation (i) to purchase or sell, or recommend for purchase or sale, for the Portfolio any security which the Sub-Adviser,  its partners,  affiliates or employees may purchase or sell for the  Sub-Adviser  or such  partner's,  affiliate's  or  employee's  own accounts or for the account of any other  client of the  Sub-Adviser,  advisory  or  otherwise,  or (ii) to abstain  from the  purchase or sale of any security for the Sub-Adviser's  other clients,  advisory or otherwise,  which the Investment  Manager has placed on the list provided pursuant to paragraph 6(g) of this Agreement.

12.      Continuance  and  Termination.  This Agreement shall remain in full force and effect for one year from the
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date hereof,  and is renewable  annually  thereafter by specific  approval of the Trustees or by vote of a majority of the  outstanding  voting  securities  of the  Portfolio.  Any such  renewal  shall be  approved by the vote of a majority of the Trustees who are not  interested  persons under the ICA, cast in person at a meeting called for the purpose  of  voting  on  such  renewal.  This  Agreement  may be  terminated  without  penalty  at any  time by the
Investment  Manager upon 60 days  written  notice to the  Sub-Adviser  or by the  Sub-Adviser  upon 90 days written notice to the Investment Manager,  and will automatically  terminate in the event of (i) its "assignment" by either party to this  Agreement,  as such term is defined in the ICA,  subject to such exemptions as may be granted by the
Securities  and  Exchange  Commission  by rule,  regulation  or order,  (ii)  upon  termination  of the  Management
Agreement,  provided the  Sub-Adviser  has  received  prior  written  notice  thereof,  or (iii) upon the filing of bankruptcy proceedings by the Sub-Adviser or the filing of any receivorship proceedings against the Sub-Adviser.

13.      Notification.  The Sub-Adviser  will notify the Investment  Manager within a reasonable time of any change
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in the  personnel  of the  Sub-Adviser  with  responsibility  for making  investment  decisions  in relation to the
Portfolio (the  "Portfolio  Manager(s)") or who have been  authorized to give  instructions  to the Custodian.  The
Sub-Adviser  shall be  responsible  for  reasonable  out-of-pocket  costs and expenses  incurred by the  Investment
Manager,  the  Portfolio or the Trust to amend or  supplement  the Trust's  Prospectus:  (i) to reflect a change in
Portfolio  Manager(s) or otherwise to comply with the ICA, the  Securities Act of 1933, as amended (the "1933 Act")
or any other applicable statute, law, rule or regulation,  as a result of such change; provided,  however, that the
Sub-Adviser  shall  not be  responsible  for such  costs and  expenses  where the  change in  Portfolio  Manager(s)
reflects the  termination of employment of the Portfolio  Manager(s)  with the Sub-Adviser and its affiliates or is the  result of a request  by the  Investment  Manager or is due to other  circumstances  beyond  the  Sub-Adviser's control.

         The Sub-Adviser  will obtain the Investment  Manager's  written  approval prior to naming the Portfolio in any legal proceeding involving the Portfolio, its holdings, assets, liabilities, affairs, or reputation.

         Any notice,  instruction or other  communication  required or  contemplated  by this Agreement shall be in writing.  All such  communications  shall be  addressed to the  recipient at the address set forth below,  provided that either party may, by notice, designate a different recipient and/or address for such party.

Investment Manager:        American Skandia Investment Services, Incorporated
                           Gateway Center Three
                           100 Mulberry Street
                           Newark, NJ 07102
                           Attention:  Robert F. Gunia
                           Executive Vice President

Sub-Adviser:               Goldman Sachs Asset Management, L.P.
                           32 Old Slip - 17th Floor
                           1 Financial Square
                           New York, NY 10005
                           Attention: James A. McNamara and Howard B. Surloff

Trust:                     American Skandia Trust
                           One Corporate Drive
                           Shelton, Connecticut 06484
                           Attention: Law Department

14.      Indemnification.  The  Sub-Adviser  agrees to indemnify  and hold  harmless the  Investment  Manager,  any
         ---------------
affiliated  person  within the  meaning  of Section  2(a)(3) of the ICA  ("affiliated  person")  of the  Investment
Manager  and each  person,  if any who,  within the meaning of Section 15 of the 1933 Act,  controls  ("controlling person")  the  Investment  Manager,  against  any  and all  losses,  claims,  damages,  liabilities  or  litigation
(including  reasonable  legal and other  expenses),  to which the Investment  Manager or such affiliated  person or controlling  person of the  Investment  Manager may become  subject  under the 1933 Act, the ICA, the Advisers Act, the Internal Revenue Code, under any other statute,  law, rule or regulation,  at common law or otherwise,  arising out of  the  Sub-Adviser's  responsibilities  hereunder  (1) to the  extent  of  and  as a  result  of the  willful
misconduct,  bad  faith,  or  gross  negligence  by  the  Sub-Adviser,   any  of  the  Sub-Adviser's  employees  or
representatives  or any affiliate of or any person acting on behalf of the  Sub-Adviser,  or (2) as a result of any untrue  statement  or alleged  untrue  statement  of a  material  fact  contained  in the  Registration  Statement, including any amendment thereof or any supplement  thereto,  or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement  therein not  misleading,  if such a statement  or omission  was made in reliance  upon and in  conformity  with  written  information  furnished by the
Sub-Adviser  to the  Investment  Manager,  the  Portfolio,  the Trust or any  affiliated  person of the  Investment
Manager,  the Portfolio or the Trust or upon verbal information  confirmed by the Sub-Adviser in writing, or (3) to the extent of, and as a result of, the failure of the  Sub-Adviser to execute,  or cause to be executed,  portfolio investment  transactions  according  to the  requirements  of the ICA,  the  Registration  Statement  and the Board
Adopted Procedures;  provided,  however, that in no case is the Sub-Adviser's  indemnity in favor of the Investment
                     --------   -------
Manager or any  affiliated  person or controlling  person of the  Investment  Manager deemed to protect such person against any  liability to which any such person would  otherwise  be subject by reason of willful  misconduct,  bad faith or gross  negligence  in the  performance  of its  duties  or by  reason  of its  reckless  disregard  of its obligations and duties under this Agreement.

         The Investment  Manager agrees to indemnify and hold harmless the  Sub-Adviser,  any affiliated  person of the  Sub-Adviser  and each  controlling  person of the  Sub-Adviser,  if any,  against any and all losses,  claims, damages,  liabilities or litigation  (including  reasonable legal and other expenses),  to which the Sub-Adviser or such  affiliated  person or controlling  person of the  Sub-Adviser may become subject under the 1933 Act, the ICA, the Advisers Act, the Internal  Revenue Code,  under any other statute,  law, rule or regulation,  at common law or otherwise,  arising out of the Investment Manager's  responsibilities as investment manager of the Portfolio (1) to the  extent  of and as a result of the  willful  misconduct,  bad  faith,  or gross  negligence  by the  Investment
Manager,  any of the Investment  Manager's employees or representatives or any affiliate of or any person acting on behalf of the  Investment  Manager,  or (2) as a result of any untrue  statement or alleged  untrue  statement of a material fact contained in the Registration  Statement,  including any amendment thereof or any supplement thereto, or the omission or alleged  omission to state therein a material  fact  required to be stated  therein or necessary to make the  statement  therein not  misleading,  if such a statement  or omission  was made other than in reliance upon and in conformity  with written  information  furnished by the  Sub-Adviser,  or any affiliated  person of the
Sub-Adviser  or other than upon verbal  information  confirmed by the  Sub-Adviser in writing;  provided,  however,
                                                                                                --------   -------
that in no case is the Investment  Manager's  indemnity in favor of the  Sub-Adviser  or any  affiliated  person or controlling  person of the  Sub-Adviser  deemed to protect  such  person  against any  liability  to which any such person  would  otherwise  be  subject  by reason  of  willful  misconduct,  bad  faith or gross  negligence  in the performance  of its  duties or by reason of its  reckless  disregard  of its  obligations  and  duties  under  this
Agreement.  It is agreed that the  Investment  Manager's  indemnification  obligations  under this  Section 14 will extend to expenses and costs (including  reasonable  attorneys fees) incurred by the Sub-Adviser as a result of any litigation  brought by the Investment  Manager  alleging the  Sub-Adviser's  failure to perform its obligations and duties in the manner required under this Agreement unless judgment is rendered for the Investment Manager.

15.      Conflict of Laws.  The provisions of this Agreement  shall be subject to all  applicable  statutes,  laws,
         ----------------
rules  and  regulations,  including,  without  limitation,  the  applicable  provisions  of the ICA and  rules  and regulations  promulgated  thereunder.  To the extent that any provision  contained  herein  conflicts with any such applicable  provision of law or regulation,  the latter shall  control.  The terms and provisions of this Agreement shall be interpreted  and defined in a manner  consistent  with the  provisions and  definitions of the ICA. If any provision of this Agreement  shall be held or made invalid by a court  decision,  statute,  rule or otherwise,  the remainder of this Agreement shall continue in full force and effect and shall not be affected by such invalidity.

16.      Amendments,  Waivers, etc. Provisions of this Agreement may be changed,  waived,  discharged or terminated
         --------------------------
only by an instrument in writing  signed by the party against which  enforcement of the change,  waiver,  discharge or  termination  is  sought.  This  Agreement  (including  Exhibit A hereto)  may be amended at any time by written mutual consent of the parties,  subject to the  requirements of the ICA and rules and  regulations  promulgated and orders granted thereunder.

17.      Governing  State Law. This  Agreement is made under,  and shall be governed by and construed in accordance
         --------------------
with, the laws of the State of Connecticut.

18.      Severability.  Each  provision of this  Agreement is intended to be  severable.  If any  provision of this
         ------------
Agreement is held to be illegal or made invalid by court decision,  statute, rule or otherwise,  such illegality or invalidity will not affect the validity or enforceability of the remainder of this Agreement.

The effective date of this agreement is May 1, 2003.

FOR THE INVESTMENT MANAGER:                                   FOR THE SUB-ADVISER:

-----------------------------------                           -----------------------------------
Robert F. Gunia
Executive Vice President

Date:    ____________________________                                  Date:    ____________________________

Attest:  ____________________________                                  Attest:  ____________________________

                                              American Skandia Trust
                                    AST Goldman Sachs Mid-Cap Growth Portfolio
                                              Sub-advisory Agreement

                                                     EXHIBIT A
                                                     ---------

         An annual  rate  equal to the  following  percentages  of the  combined  average  daily net  assets of the
Portfolio  and AST Goldman  Sachs  Concentrated  Growth  Portfolio  and the  following  series of American  Skandia
Advisor Funds, Inc., ASAF Goldman Sachs Mid-Cap Growth Fund and ASAF Goldman Sachs  Concentrated  Growth Fund, that are managed by the Sub-Advisor  and identified by the  Sub-advisor  and the Investment  Manager as being similar to the Funds .28% of the  portion of the average  daily net assets of the Funds not in excess of $1 billion  plus .25%
of the portion of the net assets over $1 billion.
..